UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 26, 2024

HOMESTREET, INC.
(Exact name of registrant as specified in its charter)

Washington	001-35424	91-0186600
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
601 Union Street, Ste. 2000, Seattle, WA 98101
(Address of principal executive offices) (Zip Code)
(206) 623-3050
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	HMST	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Act or Rule 12b-2 of the Exchange Act.

☐	Emerging growth Company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 12(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement

On December 26, 2024, HomeStreet, Inc., a Washington corporation (the “Company”), through its wholly-owned subsidiary HomeStreet Bank (“HomeStreet”), entered into a Loan Purchase and Sale Agreement (the “Purchase Agreement”), with Bank of America, N.A. (the “Purchaser”) pursuant to which the Purchaser agreed to purchase approximately 190 commercial multi-family real estate loans (the “Loans”) from HomeStreet (the “Transaction”), with a current aggregate unpaid principal balance of approximately $990 million. The aggregate purchase price of the Loans shall be equal to 91.46% of the aggregate unpaid principal balance of the Loans as of the closing date, which currently amounts to a total purchase price of approximately $906 million (the “Purchase Price”). HomeStreet may be obligated to repurchase the Loans sold to Purchaser if there is, subject to certain customary survival periods, a breach of a representation and warranty related to the purchased Loans. The Loans are being sold on a servicing retained basis and after the closing date, HomeStreet will maintain all servicing responsibilities for the Loans. The Purchaser is not an affiliate of the Company or HomeStreet.

The Purchase Agreement provides for two separate closings: approximately $652 million is expected to close on or about December 27, 2024 and approximately $338 million is expected to close on or about December 30, 2024. In the event of Purchaser’s failure to consummate the Transaction under the terms and conditions set forth in the Purchase Agreement for any reason other than HomeStreet’s material non-cooperation and/or material non-performance, as HomeStreet's sole and exclusive remedy, HomeStreet may either obtain specific performance with respect to the purchase and sale of the Loans or receive as liquidated damages payment equal to $2 million and terminate the Purchase Agreement. In the event of HomeStreet’s failure to consummate the Transaction under the terms and conditions set forth in the Purchase Agreement for any reason other than Purchaser’s material non-cooperation and/or material non-performance, as Purchaser’s sole and exclusive remedy, Purchaser may either obtain specific performance with respect to the purchase and sale of the Loans or receive as liquidated damages payment equal to $2 million and terminate the Purchase Agreement.

The Purchase Agreement contains customary representations and warranties, covenants, termination rights and other customary provisions for a transaction of this size and nature, and is subject to customary closing conditions, including completion of due diligence. There can be no assurance that all of the conditions to closing the Transaction will be satisfied.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the redacted Purchase Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference. The Purchase Agreement contains representations, warranties and other provisions that were made only for purposes of the Purchase Agreement and as of specific dates and were solely for the benefit of the parties thereto.

The Purchase Agreement is a contractual document that establishes and governs the legal relations among the parties thereto and is not intended to be a source of factual, business or operational information about the Company, HomeStreet Bank or the Loans. The representations and warranties made by HomeStreet and Purchaser in the Purchase Agreement may be (i) qualified by disclosure schedules containing information that modifies, qualifies or creates exceptions to such representations and warranties and (ii) subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.
Exhibit 10.1	Loan Purchase and Sale Agreement
Exhibit 10.2	Press Release Announcing Loan Purchase and Sale Agreement
Exhibit 104	Cover Page Interactive Data File (embedded within with Inline XBRL)

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Generally, forward-looking statements include the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “goal,” “upcoming,” “outlook,” “guidance” or "project" or the negation thereof, or similar expressions, including statements relating to the pending Transaction. In addition, all statements in this report that address and/or include beliefs, assumptions, estimates, projections and expectations of our future performance and financial condition are forward-looking statements within the meaning of the Reform Act. Forward-looking statements involve inherent risks, uncertainties and other factors, many of which are difficult to predict and are generally beyond management’s control. Forward-looking statements are based on the Company’s expectations at the time such statements are made and speak only as of the date made. The Company does not assume any obligation or undertake to update any forward-looking statements after the date of this report as a result of new information, future events or developments, except as required by federal securities or other applicable laws, although the Company may do so from time to time. For all forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act.

We caution readers that actual results may differ materially from those expressed in or implied by the Company’s forward-looking statements. Rather, more important factors could affect the Company’s future results, including but not limited to the following: (1) our ability to close and consummate the reported loan sale transaction of approximately $990 million; (2) our ability to service the sold loans; (3) our ability to pay off more expensive debt that we hold; (4) changes in the U.S. and global economies, including business disruptions, reductions in employment, inflationary pressures and an increase in business failures, specifically among our customers; (5) changes in the interest rate environment; (6) changes in deposit flows, loan demand or real estate values may adversely affect the business of our primary subsidiary, HomeStreet Bank (the “Bank”), through which substantially all of our operations are carried out; (7) there may be increases in competitive pressure among financial institutions or from non-financial institutions; (8) our ability to attract and retain key members of our senior management team; (9) the timing and occurrence or non-occurrence of events may be subject to circumstances beyond our control; (10) our ability to control operating costs and expenses; (11) our credit quality and the effect of credit quality on our credit losses expense and allowance for credit losses; (12) the adequacy of our allowance for credit losses; (13) changes in accounting principles, policies or guidelines may cause our financial condition to be perceived or interpreted differently; (14) legislative or regulatory changes that may adversely affect our business or financial condition, including, without limitation, changes in corporate and/or individual income tax laws and policies, changes in privacy laws, and changes in regulatory capital or other rules, and the availability of resources to address or respond to such changes; (15) general economic conditions, either nationally or locally in some or all areas in which we conduct business, or conditions in the securities markets or banking industry, may be less favorable than what we currently anticipate; (16) challenges our customers may face in meeting current underwriting standards may adversely impact all or a substantial portion of the value of our rate-lock loan activity we recognize; (17) technological changes may be more difficult or expensive than what we anticipate; (18) a failure in or breach of our operational or security systems or information technology infrastructure, or those of our third-party providers and vendors, including due to cyber-attacks; (19) success or consummation of new business initiatives may be more difficult or expensive than what we anticipate; (20) our ability to grow efficiently both organically and through acquisitions and to manage our growth costs; (21) staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our work force and potential associated charges; (22) litigation, investigations or other matters before regulatory agencies, whether currently existing or commencing in the future, may delay the occurrence or non-occurrence of events longer than what we anticipate; and (23) our ability to obtain regulatory approvals or non-objection to take various capital actions, including the payment of dividends by us or the Bank, or repurchases of our common stock. A discussion of the factors, risks and uncertainties that could affect our financial results, business goals and operational and financial objectives cited in this release, other releases, public statements and/or filings with the Securities and Exchange Commission (“SEC”) is also contained in the “Risk Factors” sections of the Company's Forms 10-K and 10-Q and in our Current Reports on Form 8-K we file with the SEC. We strongly recommend readers review those disclosures in conjunction with the discussions herein.

All future written and oral forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. New risks and uncertainties arise from time to time, and factors that the Company currently deems immaterial may become material, and it is impossible for the Company to predict these events or how they may affect the Company.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 27, 2024

HomeStreet, Inc.

By:	/s/ John M. Michel
John M. Michel
Executive Vice President and Chief Financial Officer